UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2020

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	98-1524226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Madison Avenue, Suite 1435 New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, the Board of Directors (the “Board”) of Radius Global Infrastructure, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from 8 to 9 members and appointed Ashley Leeds to fill the vacancy so created, both effective November 12, 2020. Ms. Leeds will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Ashley Leeds is an experienced financial professional with a successful track record of investing in and advising dynamic growth companies. Her focus has been on companies operating at the nexus of the technology, media, communications and consumer products industries.  Currently, Ms. Leeds is CEO of JED Group LLC, an omnichannel, luxury apparel and accessories brand. Ms. Leeds commenced her career as an investment banker at Lehman Brothers where she advised companies in the broadcast, cable and wireless telecommunications sectors. In 1995, Ms. Leeds became a Founding Partner at Baker Capital, a communications and media focused private equity and venture capital firm. In 2007, she established RIME Communications Capital, an investment firm focused on early stage investing in technology-driven products and services businesses.  While at these investment firms, Ms. Leeds was responsible for sourcing, structuring and monitoring portfolio investments and was a director on several public and private company boards.  Ms. Leeds is a Trustee of the Public Theater in New York City. She has served on the Harvard College Fund Executive Committee and has participated on several Harvard University advisory committees. Ms. Leeds also was a Trustee of Grace Church School and a Trust Advisor to Stanford’s Graduate School of Business. Ms. Leeds received an MBA from Stanford and earned her AB degree from Harvard College.

The Board has determined that Ms. Leeds meets the independence standards in compliance with the NASDAQ listing rules.

Ms. Leeds will be compensated in accordance with the Company’s previously-disclosed compensation program for its non-employee directors as described, as more fully described under “Executive and Director Compensation - Director Compensation Policy” in the Company’s Post-Effective Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on October 21, 2020.  In connection with her appointment, Ms. Leeds will enter into the Company’s standard form of indemnification agreement for directors, a copy of which is filed as Exhibit 10.1 hereto.

The Company issued a press release on November 13, 2020 announcing the appointment of Ms. Leeds to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Director and Officer Indemnification Agreement
99.1	Press Release, dated November 13, 2020, announcing new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/Scott G. Bruce
	Name	Scott G. Bruce
	Title:	President

Date: November 18, 2020